UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2015
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On October 6, 2015, GlobalSCAPE, Inc. (the “Company) announced that Matt Goulet has been appointed Chief Operating Officer, a new position within Globalscape. While continuing to have leadership responsibilities over the global sales and marketing teams, effective immediately, Mr. Goulet will assume operational leadership responsibilities for the complete go-to-market value chain including direction of the product strategy and management, engineering and quality assurance teams. He will also be responsible for the alignment and prioritization of technology alliances to further Globalscape’s go-to-market strategy.

Information required by Items 401, 402 and 404 of Regulation S-K concerning Mr. Goulet can be found in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 2, 2015, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 6, 2015, the Company issued a press release announcing  the appointment of Matt Goulet as Chief Operating Officer. A copy of this press release is attached to this Report as Exhibit 99.1.

            The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section.  The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Financial Statements and Exhibits

(d) Exhibit

99.1           News release dated October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalSCAPE, Inc.

By: /s/ James W. Albrecht, Jr

Chief Financial Officer

Dated: October 6, 2015

EXHIBIT INDEX

Document Description

99.1 News release dated October 6, 2015.